Ex. 28(e)(2)

State Street Institutional Investment Trust

One Lincoln Street

Boston, MA 02111

State Street Global Advisors Funds Distributors, LLC

State Street Financial Center

One Lincoln Street

Boston, MA 02111

August 17, 2017

Ladies and Gentlemen:

Reference is made to the Amended and Restated Distribution Agreement between State Street Institutional Investment Trust (the “Trust”) and State Street Global Advisors Funds Distributors, LLC dated May 1, 2017 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of an additional series of the Trust (the “New Fund”):

Fund	Effective Date
State Street Treasury Obligations Money Market Fund	August 21, 2017

We request that you act as Distributor under the Agreement with respect to the New Fund.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

Very truly yours,

State Street Institutional Investment Trust

By:	/s/ Ellen M. Needham
Ellen M. Needham, President

Accepted:

State Street Global Advisors Funds Distributors, LLC

By:	/s/ James Ross
Name: James Ross
Title: CEO

Ex. 28(e)(2)

Distribution Agreement

ANNEX I

FUNDS

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global Equity ex-U.S. Index Fund

State Street Global Equity ex-U.S. Index Portfolio

State Street Target Retirement 2015 Fund

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement Fund

State Street Disciplined Global Equity Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street Global Value Spotlight Fund

State Street International Value Spotlight Fund

State Street European Value Spotlight Fund

State Street Asia Pacific Value Spotlight Fund

State Street Disciplined International Equity Fund

State Street Disciplined U.S. Equity Fund

State Street MSCI Canada Index Fund

State Street MSCI Japan Index Fund

State Street MSCI Pacific ex Japan Index Fund

State Street MSCI Europe Index Fund

State Street Treasury Obligations Money Market Fund

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